UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2010

LUCKY BOY SILVER CORP.
(Exact name of registrant as specified in its charter)

Wyoming	333-146675	26-0665441
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5466 Canvasback Rd., Blaine, WA 98230
(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code:  (702) 839-4029

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01  Regulation FD Disclosure

Effective April 6, 2010, the Company’s conducted a 15:1 forward stock split of the Company’s common stock.  The split was approved by FINRA for taking effect on the Over-the-Counter Bulletin Board at the open of business on March 31, 2010.  The transfer agent effected the forward split on their records as of April 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKY BOY SILVER CORP.

Per:

/s/ Ken Liebscher
Ken Liebscher
President, Chief Executive Officer, Secretary, Treasurer and Director
August 19, 2010